UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD PENNSYLVANIA QUALITY FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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BlackRock BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA) Dear Shareholder: I am writing with important information about your upcoming 2024 Annual Shareholder Meeting for BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA) (the “Fund”). In the next few weeks, you will receive MPA’s proxy statement and WHITE proxy card. I urge you to review the proposals and protect your long-term investment by promptly voting your shares on the WHITE proxy card when you receive it. Your fund is under attack This year, your voice matters more than ever. A well-known activist hedge fund, Saba Capital Management L.P. (“Saba”), is once again attacking your long-term investment and threatening actions that we believe would harm the Fund and all shareholders by attempting to take control of the Fund’s board with a slate of inexperienced, hand-picked candidates. This would deprive shareholders of the Board’s expertise. In addition, if Saba were to succeed, it may seek to fire BlackRock as investment advisor and appoint itself instead and/or fundamentally disrupt MPA’s investment objective and strategies, all to enrich itself. Your fund has delivered high income and outperformance Your experienced Board and industry leading management team have consistently worked to meet MPA’s investment objectives to provide shareholders with as high a level of current income exempt from U.S. federal and Pennsylvania income taxes as is consistent with its investment policies and prudent investment management. Under their stewardship, the Fund has delivered growth and stable monthly distributions. Your Board and management team are committed to protecting and advancing the interests of all shareholders, not just a few. MPA delivers for all shareholders… 8% tax equivalent yield via Independent, experienced and proven Board monthly payments 10% shareholder return in 2023 Outperformed 100% of peer funds in 2023 and year to date in 2024 41% increase in monthly distribution rate Millions in share repurchases at a discount, since 2023 enhancing value for shareholders We ask all shareholders to support their long-term investment in the fund. As always, we will continue to prioritize your best interests and help you meet your financial goals. Thank you for your continued loyalty and support. Sincerely, John M. Perlowski President and Chief Executive Officer

Additional Information The Fund’s definitive proxy statement for the 2024 Annual Meeting of Shareholders in connection with solicitation of proxies from Fund shareholders has yet to be filed with the U.S. Securities and Exchange Commission (the “SEC”). After the definitive proxy statement is filed with the SEC, it may be amended or withdrawn. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, DEFINITIVE PROXY STATEMENT, WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL MEETING OF SHAREHOLDERS. Shareholders can obtain additional copies of the notice of annual meeting, the definitive proxy statement and other documents, when they are filed by the Fund with the SEC, by directing a request to the Fund’s proxy solicitor by calling the toll-free number provided in the definitive proxy statement. Copies are also expected to be available at no charge at the website identified in the definitive proxy statement. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s website at http://www.sec.gov. Pursuant to SEC proxy rules, the Fund’s Trustees, nominees for Trustee and executive officers are “participants” in connection with the 2024 Annual Meeting of Shareholders. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s definitive proxy statement for the 2024 Annual Meeting of Shareholders when it is filed with the SEC.